UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 30, 2009

The PBSJ Corporation

(Exact Name of Registrant as Specified in Charter)

Florida	0-30911	59-1494168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4030 Boyscout Blvd., Suite 700

Tampa, Florida 33607

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 282-7275

5300 West Cypress Street, Suite 200

Tampa, Florida 33607

(Former name or former address, if changed since last report)

Check the appropriate line below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 — CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 — CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the — Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the — Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 30, 2009, The PBSJ Corporation (the “Company”) reported the following in a Form 12b-25:

The PBSJ Corporation (the “Company”) is unable to file its Annual Report on Form 10-K for the year ended September 30, 2009 (the “Form 10-K”) prior to the filing deadline due to an internal investigation being conducted by the Audit Committee of the Board of Directors. The purpose of the internal investigation is to determine whether any laws have been violated, including the Foreign Corrupt Practices Act, in connection with certain projects undertaken by PBS&J International, Inc., one of the Company’s subsidiaries, in certain foreign countries. The Company is unable to determine at this time (i) whether the results of the internal investigation will indicate that its internal controls over financial reporting were not operating effectively, (ii) the impact, if any, such internal investigation may have on the Company’s annual report on internal control over financial reporting that the Company is required to include in the Form 10-K, or (iii) the effect, if any, such internal investigation may have on the Company’s financial statements to be included in the Form 10-K. The Company has self-reported to the Securities and Exchange Commission (the “SEC”) and the Department of Justice (the “DOJ”) the circumstances surrounding this internal investigation. Should the SEC or DOJ decide to conduct its own investigation, the Company will cooperate fully. As the Company’s internal investigation is ongoing, the Company cannot predict with certainty at this time the final outcome of such investigation or any investigation that the SEC or DOJ may conduct, including any fines or penalties that may be imposed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The PBSJ Corporation

By: /s/ Donald J. Vrana
Date: December 30, 2009	Donald J. Vrana
Chief Financial Officer